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                                                                   EXHIBIT 10.26

                           ANIXTER INTERNATIONAL INC.
                           1996 STOCK INCENTIVE PLAN

     1. Purpose and Effective Date. Anixter International Inc. (the "Company")has established this 1996 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and, if included, non-employee directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be February 8, 1996 subject to approval of the Company's shareholders at the 1996 Annual Meeting.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"), provided that the Committee administering the Plan shall be comprised of directors who are both "disinterested" as provided by the regulations of the Securities and Exchange Commission and "outside" as provided by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may delegate all or any portion of its powers and responsibilities under the Plan to one or more officers or directors of the Company to the extent that such powers and responsibilities relate to participation in the Plan by persons who are not subject to section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject to Plan. A total of 2,500,000 shares of Common Stock of the Company ("Shares"), par value $1 per share, may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company for the cost of the employee's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the purchase price for shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitulation, spinoff, payment of stock dividends on the Shares or any other increase or decrease in the number of issued Shares made without regular receipt of consideration by the Company.

     4. Eligibility. All key employees and active consultants of the Company and its subsidiaries and its parents are eligible to be selected to receive a grant under the Plan by the Committee. Non-employee directors of the Company will also be eligible to receive grants under the Plan, if and when such eligibility will not make them ineligible to serve on the Committee. The Committee may condition eligibility under the Plan or participation under the Plan and any grant or exercise of an incentive award under the Plan to such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 500,000 Shares.

     5. Incentive Awards. The Committee may grant incentive awards to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.
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          (b) Any grant under the Plan to any person who is subject to section
     16(a) of the Exchange Act shall not be transferable other than by will or the laws of descent and distribution and during such person's lifetime shall be exercisable only by him or by his guardian or legal representative, except if, when and to the extent the discretion of the Committee to provide for transferability does not affect the "exempt" status under section 16 of grants made pursuant to the Plan.

          (c) The exercise price of any option or stock appreciation right shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

     6. Administration of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, expand those eligible for grants under the Plan or change the qualification for membership on the Committee.